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                                                                 EXHIBIT 21

                      SUBSIDIARIES OF AIRNET SYSTEMS, INC.

Name of Subsidiary                                       State of Incorporation
------------------                                       ----------------------
Float Control, Inc.                                      Michigan
Mercury Business Services, Inc.                          Massachusetts


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